Exhibit 99.1

FOR IMMEDIATE RELEASE

VIRTUALSCOPICS, INC. REPORTS FOURTH QUARTER AND YEAR END 2014 FINANCIAL RESULTS

ROCHESTER, N.Y., February 26, 2015—VirtualScopics, Inc. (NASDAQ:VSCP), a leading provider of clinical trial imaging solutions, today reported financial results for the fourth quarter and year ended December 31, 2014. Revenues for the fourth quarter of 2014 were $2,709,511 compared to $2,706,910 during the fourth quarter of 2013. Revenues for the full year 2014 were $10,452,484 compared to revenues of $11,174,051 for the full year 2013. The company reported a net loss for the fourth quarter of 2014 of $1,088,996, or $0.38 per share, compared to a net loss of $1,014,558, or $0.35 per share, in the fourth quarter of 2013. The net loss for the full year 2014 was $3,422,423, or $1.20 per share, compared to a net loss for the full year 2013 of $2,744,541, or $0.98 per share. The increase in net loss for the 2014 periods is primarily related to VirtualScopics’ increased investments in infrastructure, sales and marketing, systems, training and human capital while supporting the current business.

“As anticipated, revenues for the full year 2014 declined and losses were higher than the previous year due to the increased investments we’ve been making to support the near record $26.2 million in bookings accumulated at December 31, 2014,.” said Eric T. Converse, president and chief executive officer of VirtualScopics, Inc. “At December 31, 2014, our book-to-bill ratio was 2.50 which we believe indicates that our future revenue should be increasing.”

Conference Call and Webcast Information

The company’s management will host a conference call and webcast today at 8:30 a.m. ET to discuss the company’s fourth quarter full year financial results and business outlook. The conference call dial in information, webcast URL and replay information is as follows:

•	Domestic Call Dial In: 877-407-8035
•	International Call Dial In: 201-689-8035
•	Conference Call ID: 13601313

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester NY 14625 • P:585.249.6231 F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VSCP 2014 Q4 and Year End Financial Results, page 2

An accompanying slide presentation to enhance managements’ formal remarks, as well as a webcast of the call, can be accessed at: http://virtualscopics.investorroom.com/webcasts or at

http://www.investorcalendar.com/IC/CEPage.asp?ID=173648.

A replay and slide presentation will be available one hour after the conclusion of the conference call for 90 days, and can be accessed at:

•	Replay Domestic Dial In: 877-660-6853
•	Replay International Dial In: 201-612-7415
•	Conference Call ID: 13601313
•	Webcast and slide presentation can be accessed at:

http://virtualscopics.investorroom.com/webcasts or at

http://investorcalendar.com/IC/CEPage.asp?ID=173648

About VirtualScopics, Inc.

VirtualScopics, Inc. (NASDAQ:VSCP) is a leading provider of clinical trial imaging solutions to accelerate drug and medical device development. For risk-averse, time-constrained Clinical Trial Study Teams, Medical Directors and Imaging Scientists who require quality imaging data delivered on-time, within budget and on a consistent basis, VirtualScopics’ clinical trial imaging solutions are an inspired true exception to commonly-accepted services provided by other clinical trial imaging providers. Because of the scientific and operational flexibility and responsiveness available, VirtualScopics’ clinical trial imaging solutions deliver special performance advantages compared to other image service providers that offer common, every day clinical trial imaging services. For more information on VirtualScopics, Inc., please visit www.virtualscopics.com.

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Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester NY 14625 • P:585.249.6231 F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VSCP 2014 Q4 and Year End Financial Results, page 3

Forward-looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the company’s investment in infrastructure, new office in New Hope, Pennsylvania, the Scientific Advisory Board, the strategic alliance with IXICO, plc, the increase in awards outstanding and bookings and new customer contract signings and awards the higher year over year book-to-bill ratio and/or statements preceded by, followed by or that include the words “believes”, “could”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “projects”, “seeks” or similar expressions. Forward-looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contract awards, the risk that they may not get signed, change in scope of a project, timing of performance, timing of patient recruitment and image site identification and training. Other risks include the company’s dependence on its largest customers and risk of contract performance, protection of our intellectual property and the risks of infringement on the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to update such forward-looking statements.

For More Information, Contact:

Donna N. Stein, APR, Fellow PRSA

Managing Partner

Donna Stein & Partners

Phone: 315-361-4672

Email: dstein1@twcny.rr.com

Financial Tables to Follow

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester NY 14625 • P:585.249.6231 F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VirtualScopics, Inc. and Subsidiary

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues	$2,540,886	$2,492,375	$9,832,300	$10,466,348
Reimbursement revenues	168,625	214,535	620,184	707,703
Total revenues	2,709,511	2,706,910	10,452,484	11,174,051

Cost of services	1,805,883	1,444,974	6,470,430	6,047,444
Cost of reimbursement revenues	168,625	214,535	620,184	707,703
Total cost of services	1,974,508	1,659,509	7,090,614	6,755,147
Gross profit	735,003	1,047,401	3,361,870	4,418,904

Operating expenses
Research & development	345,609	330,962	1,245,264	1,510,721
Sales & marketing	502,985	420,474	1,876,041	1,556,257
General & administrative	897,442	1,222,648	3,349,879	3,749,130
Depreciation & amortization	78,114	90,797	314,249	366,527
Total operating expenses	1,824,150	2,064,881	6,785,433	7,182,635

Operating loss	(1,089,147)	(1,017,480)	(3,423,563)	(2,763,731)

Other income (expense)
Other income	1,078	1,028	4,164	6,410
Other expense	(927)	1,894	(3,024)	12,780
Total other income	151	2,922	1,140	19,190

Net loss	(1,088,996)	(1,014,558)	(3,422,423)	(2,744,541)

Preferred stock dividends	42,000	42,000	168,000	168,000
Net loss available to common stockholders	$(1,130,996)	$(1,056,558)	$(3,590,423)	$(2,912,541)

Weighted average basic and diluted shares outstanding	2,994,928	2,987,046	2,993,601	2,981,732
Basic and diluted loss per share	$(0.38)	$(0.35)	$(1.20)	$(0.98)

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester NY 14625 • P:585.249.6231 F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com

VirtualScopics, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash	$4,046,599	$7,330,630
Accounts receivable, net	1,814,143	1,725,070
Prepaid expenses and other current assets	410,188	397,699
Total current assets	6,270,930	9,453,399

Patents, net	1,211,770	1,334,420
Property and equipment, net	330,873	221,700
Other assets	10,661	-
Total assets	$7,824,234	$11,009,519

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$1,289,099	$846,071
Accrued payroll	681,964	837,611
Unearned revenue	670,332	745,028
Dividends payable	335,333	293,333
Total current liabilities	2,976,728	2,722,043

Commitments and Contingencies

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 1,000,000 and 15,000,000 shares authorized at December 31, 2014 and December 31, 2013, respectively;
Series C-1 3,000 shares authorized; issued and outstanding, 3,000 shares at December 31, 2014 and December 31, 2013; liquidation preference $1,000 per share	3	3
Series B 6,000 shares authorized; issued and outstanding, 600 shares at December 31, 2014 and December 31, 2013; liquidation preference $1,000 per share	1	1
Series A 8,400 shares authorized; issued and outstanding, 2,165 and 2,190 shares at December 31, 2014 and December 31, 2013; liquidation preference $1,000 per share	2	2
Series C-2 3,000 shares authorized; issued and outstanding, 0 shares at December 31, 2014 and December 31, 2013; liquidation preference $1,000 per share	-	-
Common stock, $0.001 par value; 20,000,000 and 85,000,000 shares authorized at December 31, 2014 and December 31, 2013, respectively;
issued 2,994,928 and 2,992,853 shares at December 31, 2014 and December 31, 2013, respectively; outstanding, 2,994,928 and 2,991,869 shares at December 31, 2014 and December 31, 2013, respectively	2,995	2,992
Additional paid in capital	21,975,069	21,992,619
Accumulated deficit	(17,130,564)	(13,708,141)
Total stockholders' equity	4,847,506	8,287,476

Total liabilities and stockholders' equity	$7,824,234	$11,009,519

Imaging Solutions for Clinical Trials	500 Linden Oaks • Second Floor • Rochester NY 14625 • P:585.249.6231 F:585.218.7350 • info@virtualscopics.com • www.virtualscopics.com